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                                                               EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of UNB Corp. of our report dated January 23, 2001 relating to the financial statements, which appears in BancFirst Ohio Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP

Columbus, Ohio
October 12, 2001